Exhibit 99.1

Second Sight Announces Record Number of Argus II Retinal Prosthesis Systems Implants and Completes First-in-Human Orion Cortical Implant

SYLMAR, Calif.--(BUSINESS WIRE)--Feb. 5, 2018-- Second Sight Medical Products, Inc. (NASDAQ:EYES) (“Second Sight” or “the Company”), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision to blind patients, today provided an update on several key performance metrics, demonstrating the Company’s continued progress in executing its near- and long-term goals.

Business Highlights as of January 31, 2018:

●	Implanted 30 Argus® II Retinal Prosthesis Systems worldwide during the fourth quarter of 2017 for a total of 75 implants in 2017. This compares to seven implants in the fourth quarter of 2016 and a total of 42 implants in 2016, representing implant volume growth of 329% and 79%, respectively;
●	The first human patient was implanted with the Orion™ Cortical Visual Prosthesis System (Orion) by Nader Pouratian, MD, PhD, Vice Chairman of the Department of Neurosurgery at the Ronald Reagan UCLA Medical Center (UCLA) in late January as part of Second Sight’s feasibility clinical study;
●	Enrollment of the first patient(s) is expected during Q1 2018 in a clinical study of better-sighted patients with Retinitis Pigmentosa (RP) in Germany. Two sites are actively screening subjects with a third site to begin screening shortly;
●	Added a new Center of Excellence in Houston, TX in early January, further validating the success of the Company’s business model that emphasizes close partnering with implanting sites; and,
●	Reimbursement for the Argus II in Germany was renewed for the 2018 calendar year, marking the eighth year that Argus II implants have been reimbursed through the NUB program.

“We are excited about our milestones and achievements in 2017, which speak to the strength of our business and the momentum we expect for continued success in 2018,” said Will McGuire, President and CEO of Second Sight.

“The first-in-human implant of the Orion is a significant milestone for Second Sight, and a critical step forward in meeting our Company’s mission to develop devices that could potentially treat nearly all forms of blindness. We expect that an additional four patients will be included in this feasibility study at UCLA and the Baylor College of Medicine in Houston,” stated Dr. Robert Greenberg, Chairman of the Board.

“We continue to advance our Argus II R&D efforts and have initiated screening for a clinical trial in better-sighted RP patients. Second Sight is committed to executing on our strategy to expand the availability of the Argus II to a larger patient population and explore the potential of our technology to treat those suffering from other forms of blindness. We look forward to updating investors on our continued progress,” concluded McGuire.

About the Argus II Retinal Prosthesis System

Second Sight’s Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient’s glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina’s remaining cells, intending to result in the perception of patterns of light in the brain. The patient must learn to interpret these visual patterns, having the potential to regain some visual function. The Argus II was the first artificial retina to receive widespread commercial approval, and is offered at approved centers in Canada, France, Germany, Italy, Russia, Saudi Arabia, South Korea, Spain, Taiwan, Turkey, the United Kingdom, and the United States. Further information on the long-term benefits and risks can be found in the peer reviewed paper at: http://www.sciencedirect.com/science/article/pii/S0161642016305796

About the Orion Visual Cortical Prosthesis System

Like the Argus II, the Orion converts images captured by a miniature video camera mounted on the patient’s glasses into a series of small electrical pulses. The Orion is designed to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the visual cortex, intended to result in the perception of patterns of light. By bypassing the retina and optic nerve and directly stimulating the visual cortex, a cortical prosthesis system has the potential to restore useful vision to patients completely blinded due to many reasons, including glaucoma, diabetic retinopathy, or forms of cancer and trauma – which has the potential to treat many fold more patients than for the current Argus II indications. No clinical data is yet available for the Orion.

About Second Sight

Second Sight’s mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed, and now manufactures and markets, the Argus® II Retinal Prosthesis System. Enrollment has been completed in a feasibility trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. New hardware and software to improve the quality of the vision produced is underway. A clinical trial to study the Argus II in better-sighted subjects earlier in the disease was recently approved in Germany. Second Sight is also developing the Orion™ Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. Second Sight’s U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, please visit www.secondsight.com

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, as filed on March 16, 2017, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

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http://www.businesswire.com/news/home/20180205005341/en/

Source: Second Sight Medical Products, Inc.

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